PRELIMINARY COPY

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934 (Amendment No.     )

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BEVERLY NATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BEVERLY NATIONAL CORPORATION

240 Cabot Street

Beverly, Massachusetts 01915

(978) 922-2100

NOTICE OF 2009

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 28, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Beverly National Corporation (the “Company”), will be held on Thursday, May 28, 2009 at the Danvers office of Beverly National Bank, 107 High Street, Danvers, Massachusetts at 9:00 a.m., local time (together with any adjournments and postponements thereof, the “Annual Meeting”) for the following purposes:

1.	To fix the number of directors who shall constitute the full Board of Directors at twelve.

2.	To elect four Directors of the Company for a three-year term, who along with the eight directors whose terms will not expire at the Annual Meeting shall constitute the Board of Directors of the Company.

3.	To approve amendment to the Corporation’s Articles of Organization to eliminate preemptive rights.

4.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

The Board of Directors of the Company has fixed the close of business on April 9, 2009 as the record date (the “Record Date”) for determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. In the event that there are not sufficient votes to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

The above matters are described in detail in the accompanying Proxy Statement.

By Order of the Board of Directors,

Paul J. Germano, Secretary

Beverly, Massachusetts

April 23, 2009

Whether or not you plan to attend the Annual Meeting in person, please complete and sign the enclosed proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting and desire to withdraw your proxy and vote in person, you may do so.

If your shares are in a brokerage or fiduciary account, your broker or bank will send you a voting instructions form instead of a proxy card. Please follow the instructions on that form to tell them how to vote your shares. The Company encourages you to use the telephone voting option provided with such forms. Please do not send the voting information form to the Company. If you wish to attend the meeting and vote your shares in person, you must follow the instructions on the voting information form to obtain a legal proxy from your broker or bank.

If you receive multiple Proxy or Voting Instruction Forms in a single mailing with this Proxy Statement and one copy of the Company’s Annual Report, your mailing may have been “householded” to cut down on duplication. If you want more copies of the Proxy Statement or Annual Report, please write or call Paul J. Germano, Secretary, Beverly National Corporation, 240 Cabot Street, Beverly, MA 01915 (978) 922-2100.

BEVERLY NATIONAL CORPORATION

240 Cabot Street

Beverly, Massachusetts 01915

(978) 922-2100

PROXY STATEMENT

THE COMPANY

Beverly National Corporation (the “Company”) is a bank holding company principally conducting business through its subsidiary, Beverly National Bank (the “Bank”).

VOTING, REVOCATION AND SOLICITATION OF PROXIES

Annual Meeting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2009 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Danvers office of Beverly National Bank, 107 High Street, Danvers, Massachusetts, at 9:00 a.m. local time on Thursday, May 28, 2009, and together with any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement.

At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

1.	To fix the number of directors who shall constitute the full Board of Directors at twelve.

2.	To elect four Directors of the Company for a three-year term, who along with the eight directors whose terms will not expire at the Annual Meeting shall constitute the Board of Directors of the Company.

3.	To approve amendment to the Company’s Articles of Organization to eliminate preemptive rights.

4.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2009

Under the rules recently adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to our shareholders.

This Notice, Proxy Statement and the Company’s 2008 Annual Report are available on the Company’s website at www.beverlynational.com/proxymaterials.

Directions to the Danvers’ Office of Beverly National Bank may be obtained by writing to Paul Germano, Secretary, Beverly National Corporation, 240 Cabot Street, Beverly, MA 01915 or by calling Mr. Germano at 978-922-2100.

The information found on, or otherwise accessible through, the Company’s website is not incorporated by referenced into, and is not otherwise a part of, this Proxy Statement.

Record Date

The Company mailed this Proxy Statement and enclosed proxy card on or about April 23, 2009 to all shareholders entitled to vote at the Annual Meeting. The Board of Directors fixed the close of business on

April 9, 2009 as the Record Date. Only the holders of record of shares of Company common stock (the “Common Stock”) at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. At the Record Date, 2,663,545 shares of Common Stock were outstanding and entitled to vote.

Proxies, Voting and Revocations

Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed in the proxy. If a proxy is submitted and no directions are given, the proxy will be voted for the approval and adoption of the proposals to be considered at the Annual Meeting.

A holder of record of Common Stock may revoke a proxy by filing an instrument of revocation with Paul J. Germano, Secretary of the Company, 240 Cabot Street, Beverly, Massachusetts 01915. Such shareholder may also revoke a proxy by filing a duly executed proxy bearing a later date, or by appearing at the Annual Meeting in person, notifying the Secretary, and voting by ballot at the Annual Meeting. Any shareholder of record attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Secretary) of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy.

The presence in person or by proxy of at least a majority of the total number of issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, and a plurality of the shares of Common Stock voting in person or represented by proxy at the Annual Meeting is necessary to elect each of the nominees for Director as set forth in Proposal One. Affirmative approval of at least two-thirds of the outstanding shares entitled to vote is necessary to amend the Articles of Organization as set forth in Proposal Three. A majority of the shares of Common Stock voting is generally necessary to decide all other matters. Each share of the Common Stock entitles the shareholder to one vote.

In accordance with applicable state law, abstentions, votes withheld for director nominees and broker non-votes (shares represented at the meeting, which are held by a broker or other nominee, and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote and (ii) the broker or nominee does not exercise voting power) shall be treated as shares that are present and entitled to vote for the purpose of determining whether a quorum is present. Abstentions and broker non-votes will not be counted as voting at the Annual Meeting and, therefore, will have no effect on the outcome of any matters submitted to the vote of shareholders.

Solicitation and Other Expenses

The Company will bear the cost of soliciting proxies from shareholders, including mailing costs and printing costs in connection with this Proxy Statement. In addition to the use of the mails, proxies may be solicited by the Company’s directors, officers and certain employees and by personal interview or telephone. Such directors, officers, and employees will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock. The Company may reimburse such custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

PROPOSAL ONE

FIXING NUMBER OF DIRECTORS AT TWELVE

The persons named as proxies intend to vote to fix the number of Directors for the ensuing year at twelve (12) and vote for the election of the individuals named below as nominees for election as Director. If any nominee should not be available for election at the time of the Annual Meeting, the persons named as proxies may vote for another person in their discretion or may vote to fix the number of Directors at less than twelve (12). The Board of Directors does not anticipate that any nominee will be unavailable for election at the time of the Annual Meeting.

The Board of Directors recommends that shareholders vote “FOR” the Proposal fixing the number of directors at twelve (12). The affirmative vote of a majority of the shares voting in person or by proxy is required to approve Proposal One.

PROPOSAL TWO

ELECTION OF DIRECTORS

Pursuant to the Company’s Bylaws, the Board of Directors is divided into three (3) classes as nearly equal in number as possible. Classes of Directors serve for staggered three (3) year terms. A successor class is to be elected at each annual meeting of shareholders when the terms of office of the members of one class expire.

At the Annual Meeting, four persons will be elected Directors of the Company to serve for a three-year term, until the 2011 Annual Meeting of Shareholders, and until their successors are elected and qualified. The Board of Directors has nominated John N. Fisher, Alice B. Griffin, Robert W. Luscinski and Pamela C. Scott, whose terms expire in 2009, for reelection as Directors of the Company for three-year terms.

Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy “FOR” the election of each of the nominees named above as Directors of the Company. The Board of Directors believes that each of the nominees will stand for election and, if elected, will serve as a Director. However, if any nominee fails to stand for election or is unable to serve, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

The Board of Directors recommends that shareholders vote “FOR” the Proposal to elect each of the four (4) nominees to the Board of Directors for a term of three (3) years. A plurality of the shares voted in person or by proxy is required to elect each director.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth each of the Directors who will continue in office after the Annual Meeting, each nominee for election as Director, and the Executive Officers of the Company and of the Bank. Each Executive Officer holds office until the first Directors’ meeting following the annual meeting of shareholders and thereafter until his or her successor is elected and qualified. Each Director of the Company is also a Director of the Bank, and all Directors are independent with the exception of: Donat A. Fournier and John J. Meany. Director Meany is not considered to be independent as Executive Officer Good previously served on the Executive Committee of YMCA of the North Shore of which Mr. Meany is the CEO.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING FOR A 3-YEAR TERM

(Terms to Expire at the 2012 Annual Meeting)

Name	Age	Director Since	Business Experience During Past 5 Years
John N. Fisher	68	1989	President, Fisher & George Electrical Co., Inc.

Alice B. Griffin	71	1992	Consultant

Robert W. Luscinski	67	1999	Robert W. Luscinski, CPA

Pamela C. Scott	57	2006	President and Chief Executive Officer, LVCC, Inc., Management Consultants

DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2010 ANNUAL MEETING

Name	Age	Director Since	Business Experience During Past 5 Years
Suzanne S. Gruhl	62	2004	Chief Financial Officer, Children’s Friend, pediatric mental health services since 2005; Chief Financial Officer YWCA Boston (2003 to 2005)

Carol A. Vallone	52	2007	Consultant; Founder, Chairman, President & CEO of WebCT, Inc. a global enterprise software and services company for the higher education market (1997 to 2006); serves as Director of Wimba Corporation and member of Board of Trustees of McLean Hospital and Massachusetts Technology Leadership Council

Michael F. Tripoli	51	2004	Partner, Grandmaison & Tripoli, LLP, Certified Public Accountants

John J. Meany	59	2007	Chief Executive Officer, YMCA of the North Shore

DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2011 ANNUAL MEETING

Name	Age	Director Since	Business Experience During Past 5 Years
Donat A. Fournier	60	2002	President & Chief Executive Officer of Company & Bank since 2002

Mark B. Glovsky	61	1996	Attorney, Partner of the Law Firm of Glovsky & Glovsky

Kevin M. Burke	61	2005	Secretary of Public Safety for the Commonwealth of Massachusetts; President, Burke and Mawn Consulting, LLC; Of Counsel, Gadsby Hannah, LLP; District Attorney, Essex County

Linda E. Saris	56	2008	Founder and Director of Salem Cyberspace, a community based computer technology learning center

EXECUTIVE OFFICERS

(Other than Directors)

Name	Age	Position	Business Experience During Past 5 Years
John R. Putney	65	Vice President of Company; Executive Vice President & Senior Loan Officer of Bank	Vice President of Company; Executive Vice President & Senior Loan Officer of Bank

John L. Good, III	65	Vice President of Company and Executive Vice President of Bank	Vice President of Company and Executive Vice President of Bank since 2004; Consultant, Good Consulting, LLC (2003 to 2004)

Michael O. Gilles	49	Executive Vice President, Treasurer & Chief Financial Officer of Company; Senior Executive Vice President, Chief Operating Officer & Chief Financial Officer of Bank	Executive Vice President, Treasurer & Chief Financial Officer of Company since August 2005; Senior Executive Vice President , Chief Operating Officer & Chief Financial Officer of Bank since January 2008; Executive Vice President & Chief Financial Officer of Bank (2005-2008); Interim Chief Financial Officer of Company and Bank (2005); MG Consulting (2003 to 2005)

James E. Rich, Jr.	57	Vice President of Company; Senior Vice President & Senior Trust Officer of Bank	Vice President of Company since June 1999; Senior Vice President & Senior Trust Officer of Bank since January 2002.

Paul J. Germano	50	Vice President & Secretary of Company; Senior Vice President, Chief Operations Officer & Secretary of Bank	Vice President & Secretary of Company since June 1999; Senior Vice President, Chief Operations Officer & Secretary of Bank since January 2002.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board of Directors of the Company met fourteen (14) times during 2008, and the Board of Directors of the Bank met seventeen (17) times during 2008. The Board has various committees. The members of the committees are elected by the Board of Directors based upon recommendations of the Governance and Nominating Committee of the Board of Directors.

During 2008, all Directors attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he or she has been Director), and (2) the total number of meetings held by all committees of the Board of Directors on which he/she served (during the periods he/she served).

The Company’s Directors are expected to attend Annual Meetings of Shareholders. All but one of the Company’s Directors during 2007 attended last year’s Annual Meeting of Shareholders.

Committees of the Board Of Directors

The following is a description of the Governance and Nominating Committee, Audit Committee and Compensation and Benefits Committee of the Board of Directors.

Governance and Nominating Committee

The Board’s Governance and Nominating Committee (the “Nominating Committee”) is comprised of Directors Burke, Griffin, Luscinski and Scott. Ms. Griffin chairs the Nominating Committee. The Nominating Committee met four (4) times during 2008. Each of the members of the Nominating Committee is independent in accordance with the standards of the “”NYSE Alternext, US, LLC (“NYSE Alternext”) and the rules of the Securities and Exchange Commission (the “SEC”).

The Nominating Committee evaluates and recommends nominees to the Board for election or reelection as Directors. A current copy of the Nominating Committee’s charter is available on the Company’s website at www.beverlynational.com.

The Nominating Committee does not have a policy with regard to consideration of Director candidates recommended by shareholders or a formal procedure for shareholder nominations. The Board of Directors considers the qualifications listed below as appropriate qualifications for Director candidates and believes that in light of the criteria described below, neither a formal procedure with respect to the submission of nominee candidates recommended by shareholders, nor a formal policy for the consideration of shareholder nominees, is necessary at this time.

The Nominating Committee seeks candidates who possess some or all of the following characteristics:

•	Sound business judgment as necessary to understand the Company’s financial and operating performance and to provide strategic guidance to management.

•	Business management experience as required to carry out the Board’s responsibilities.

•	Integrity, commitment, honesty and objectivity.

•

An informed understanding about (i) banking principles, (ii) bank operations/technology, (iii) pertinent laws, policies and regulations, (iv) markets and trends affecting the financial services industry (and the Bank in particular) and (v) local economic and business opportunities.

•	Communication skills to establish effective relationships with other Directors, officers of the Company, and, when appropriate, the general public regarding the Company.

•	Where possible, candidates should not have relationships with the Company or the Bank that may compromise the candidate’s independent status.

•

Where possible, the candidate should add to the diversity of the Board with respect to age, sex, race and ethnicity. The Board will not discriminate on the basis of sex, race, color, gender, national origin, religion or disability.

•	Candidates should hold business or civic leadership positions.

•	Skills in financial management, asset management and legal and business services.

•	Geographic representation consistent with the Bank’s present and future branch locations.

The selection process for identifying and evaluating nominees for Director shall adhere to the following guidelines:

•	Candidates are typically identified by Board members and senior management.

•	As needed, an outside consultant may be retained to identify candidates.

•

An evaluation process is conducted under the direction of the Nominating Committee based on the above criteria and will include interviews of the candidate by members of the Nominating Committee, other Directors and members of senior management. A background check of each candidate is conducted as part of the evaluation process.

Audit Committee

The Company has established a separately-designated standing audit committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board’s Audit Committee is comprised of Directors Griffin, Gruhl, Luscinski and Saris. Ms. Gruhl chairs the Audit Committee. The Audit Committee met nine (9) times during 2008. Each of the members of the Audit Committee is independent in accordance with the standards of NYSE Alternext and the rules of the SEC.

The Audit Committee reviews the financial statements and scope of the annual audit, monitors internal financial and accounting controls, and appoints the independent certified public accountants.

Director Suzanne S. Gruhl is currently considered to be the “Audit Committee Financial Expert” under the rules and regulations of the SEC for purposes of Section 407 of the Sarbanes-Oxley Act of 2002.

The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website at www.beverlynational.com.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2008 with the Company’s management. The Audit Committee has discussed with Shatswell, MacLeod & Co., P.C., the Company’s independent auditor, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Shatswell, MacLeod & Co., P.C. required by “”applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence and has discussed with Shatswell, MacLeod & Co., P.C. its independence. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Beverly National Corporation Audit Committee:

Suzanne S. Gruhl, Chairperson

Alice B. Griffin

Linda E. Saris

Robert W. Luscinski

Compensation and Benefits Committee

The current members of the Board’s Compensation and Benefits Committee (the “Compensation Committee”) are Directors Griffin, Luscinski, Tripoli and Vallone, all of whom are independent in accordance with the standards of NYSE Alternext and the rules of the SEC. Mr. Luscinski chairs the Compensation Committee. The members of the Compensation Committee also serve as the Bank’s Compensation Committee. The Compensation Committee met eight (8) times during 2008.

The Compensation Committee’s primary responsibility is to establish levels of remuneration for executives and to monitor and review salary and benefits for employees, executive officers, and Directors and recommend actions in these areas to the Board for approval, pursuant to the Compensation Committee’s Charter, which is available on the Company’s website at www.beverlynational.com. Executive Officers do not participate in the review, discussions or decisions of the Compensation Committee regarding their own compensation, however, Executive Officers may participate in the review, discussions or decisions regarding Director compensation. The Company may delegate its authority to subcommittees to the extent permitted by applicable law and may engage, as needed, an outside compensation consultant and/or internal Human Resources personnel to review and discuss with the Compensation Committee specific compensation matters and significant issues that relate to Executive and Director compensation.

Family Relationships

There are currently no family relationships among the current existing Board of Directors or among the Directors and Executive Officers of the Company, with the exception of the following: Directors Fisher and Burke are related by marriage, as Mr. Fisher is married to Mr. Burke’s sister.

Board of Directors’ Communications with Shareholders

The process the Board provides for shareholders to send communications to the Board is through the Company’s address at 240 Cabot Street, Beverly, Massachusetts 01915. If the document is individually addressed to a Director, it is held sealed until such Director accepts receipt. If the communication is not individually addressed, the Chairman or Lead Director will accept receipt.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table and related notes set forth certain information regarding stock owned by each of the Directors and Nominees for Director and Executive Officers of the Company and Bank and by all Executive Officers, Directors and Nominees for Director of the Company as a group at April 9, 2009. The percentages are based upon the 2,663,545 shares of Common Stock outstanding on April 9, 2009.

Title of Class	Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)(3)(4)		Percent of Class
Common	Kevin M. Burke	2,870		*	%
Common	John N. Fisher	15,032	(5)	*
Common	Donat A. Fournier	20,337	(6)	*
Common	Mark B. Glovsky	8,567		*
Common	Alice B. Griffin	23,027		*
Common	Suzanne S. Gruhl	470		*
Common	Robert W. Luscinski	7,936		*
Common	John J. Meany	235		*
Common	Linda E. Saris	100		*
Common	Pamela C. Scott	370		*
Common	Michael F. Tripoli	4,270		*
Common	Carol A. Vallone	235	(7)	*

ADDITIONAL EXECUTIVE OFFICERS (WHO ARE NOT DIRECTORS)

Common	Paul J. Germano	20,373	(8)	*
Common	Michael O. Gilles	23,164		*
Common	John L. Good, III	26,731		1.0%
Common	John R. Putney	15,322		*
Common	James E. Rich, Jr.	15,643	(9)	*
	All current Directors and all Executive Officers as a group (17 persons)	183,724		6.9%

*	Less than 1%.
(1)	The individuals listed can be contacted through the Company (Beverly National Corporation, 240 Cabot Street, Beverly, MA 01915).
(2)

Based upon information provided to the Company by the indicated persons. The number of shares that each individual has the option to purchase and awards of stock that have not yet vested have been added to the number of shares actually outstanding for the purpose of calculating the percentage of such person’s ownership.

(3)

Under regulations of the SEC, a person is treated as the beneficial owner of a security if the person, directly or indirectly (through contract, arrangement, understanding, relationship or otherwise) has or shares (a) voting power, including the power to vote or to direct the voting, of such security, or (b) investment power with respect to such security, including the power to dispose or direct the disposition of such security. A person is also deemed to have beneficial ownership of any security that such person has the right to acquire within 60 days. Unless indicated in another footnote to this tabulation, a person has sole voting and investment power with respect to the shares set forth opposite his or her name. The table does not reflect shares held by the Company’s Employee Stock Ownership Plan (“ESOP”), as to which Messrs. Fournier, Good and Germano serve as trustees, but does include shares allocated to individual Executive Officers. ESOP shares included are Messrs. Fournier: 23, Germano: 6,636, Gilles: 14, Good: 18, Putney: 22 and Rich: 9,218.

(4)

Includes stock options to purchase shares, which were exercisable as of March 12, 2009, or within 60 days thereafter, as follows: John N. Fisher: 472; Mark B. Glovsky 315; Alice B. Griffin: 315; Robert W. Luscinski: 512; James E. Rich, Jr.: 1,050; Paul J. Germano: 1,050; and Directors and Executive Officers (as a group): 4,714. Includes awards of stock that have not vested as follows: Kevin M. Burke: 220; John N. Fisher: 220; Donat A. Fournier: 3,600; Mark B. Glovsky: 220; Alice B. Griffin: 270; Suzanne S. Gruhl: 220; Robert W. Luscinski: 220; John J. Meany: 135; Pamela C. Scott: 220; Michael F. Tripoli: 220; Carol A. Vallone: 135; Paul J. Germano: 1,350; Michael O. Gilles: 2,700; John L. Good: 1,150; John R. Putney: 1,800; James E. Rich, Jr: 1,150 and Directors and Executive Officers (as a group): 13,830.

(5)	Includes 14,447 shares held in trust.
(6)	Includes 1,000 shares owned individually by Mr. Fournier’s spouse.
(7)	Includes 100 shares owned jointly by Ms. Vallone and Ms. Vallone’s spouse.
(8)	Includes 567 shares owned jointly by Mr. Germano and Mr. Germano’s spouse.
(9)	Includes 4,125 shares owned jointly by Mr. Rich and Mr. Rich’s spouse.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table and related notes set forth certain information as of April 3, 2009 with respect to all persons known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Common Stock	Wellington Management Company, LLP 75 State Street Boston, MA 02109	274,020	(2)	10.3%

Common Stock	John Sheldon Clark 1633 Broadway, 30th Floor New York, NY 10019	230,738	(3)	8.7%

Common Stock	Banc Fund VI, L.P. Banc Fund VII, L.P. Banc Fund VIII 20 North Wacker Drive Suite 3300 Chicago, IL 60606	202,637	(4)	7.6%

Common Stock	Lawrence B. Seidman 100 Misty Lane, 1st Floor Parsippany, NJ 07054	186,000	(5)	7.0%

(1)	The percentages above are based on 2,663,545 shares of common stock outstanding as of April 9, 2009.
(2)

As disclosed in Schedule 13G filed with the SEC on February 10, 2008. The reporting person has shared voting power with respect to 209,720 shares of common stock and shared dispositive power with respect to 274,020 shares of common stock.

(3)

As disclosed in Schedule 13D filed with the SEC on August 1, 2006. The reporting person has sole voting power with respect to 206,279 shares of common stock which includes 95,229 shares held by two trusts for which he serves as the sole trustee. The reporting person is deemed to have shared voting and dispositive power with respect to 23,959 shares owned solely by his spouse but which are deemed to be beneficially owned by the reporting person.

(4)

As disclosed in Schedule 13G/A filed with the SEC on February 13, 2009. Banc Fund VI, L.P. (85,900 shares), Banc Fund VII, L.P. (116,737 shares) and Banc Fund VIII, L.P. (0 shares) are managed by Charles J. Moore, who has voting and dispositive power over the shares held by each of these entities.

(5)

As disclosed in Schedule 13D filed with the SEC on March 30, 2009. Seidman and Associates, LLC (38,815 shares), Seidman Investment Partnership, LP (39,015 shares), Seidman Investment Partnership II, LP (38,565 shares), Broad Park Investors, LLC (38,065 shares) and LSBK 06-08, LLC (31,340 shares) are managed by Lawrence B. Seidman, who has voting and dispositive power over the shares held by each of these entities.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

2008 Summary Compensation Table. The following table sets forth information concerning the compensation for services rendered in all capacities during the fiscal years ended December 31, 2008 and 2007 earned by the President and Chief Executive Officer, the Senior Executive Vice President, Chief Operating and Chief Financial Officer and the Executive Vice President and Senior Loan Officer of the Company and the Bank (“Named Executive Officers”). The Executive Officers of the Company are also Executive Officers of the Bank.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)		Total ($)
Donat A. Fournier	2008	275,000	—	39,000			113,556	36,681	(4)	464,237
President & Chief Executive Officer	2007	250,000	95,000	53,425	—	—	91,822	32,831	(4)	523,078

Michael O. Gilles	2008	190,000	—	29,250	—	—	—	36,866	(5)	256,116
Senior Executive Vice President Chief Operating Officer & Chief Financial Officer	2007	169,000	47,000	32,775	—	—	—	25,979	(5)	274,754

John R. Putney	2008	172,104	—	19,500	—	—	—	34,713	(6)	227,317
Executive Vice President & Senior Loan Officer	2007	167,250	43,000	21,850	—	—	—	29,537	(6)	261,637

(1)

Bonuses earned in a fiscal year are paid within the first quarter of the next fiscal year. Amounts shown reflect amounts earned in the fiscal year. No bonuses were awarded or being paid to executive officers for 2008.

(2)

Amount includes 500 shares of common stock awarded in 2007 to Mr. Fournier in accordance with the Fournier Employment Agreement and 2,000 shares, vesting over a five year period, awarded in each of the years 2008 and 2007 valued at the closing market price on the date of issue. Includes 1,500 shares awarded to Mr. Gilles and 1,000 shares awarded to Mr. Putney in each of the years 2007 and 2008, vesting over a five year period from date of issue valued at the closing market price on the date of issue.

(3)	The amount represents an accrued expense associated with a supplemental employee retirement plan for the benefit of Mr. Fournier.
(4)

Amount includes perquisites for Mr. Fournier included club membership, personal use of a company car, Group Term Insurance Carve-Out Plan, Life Insurance, 401(k) Plan Contributions and dividends paid on unvested stock awards. No perquisite exceeded the greater of $25,000 or 10% of total compensation.

(5)

Amount includes perquisites for Mr. Gilles included club membership, monthly car allowance, Group Term Insurance, Life Insurance premiums, 401(k) Plan Contributions and dividends paid on unvested stock awards. No perquisite exceeded the greater of $25,000 or 10% of total compensation.

(6)

Amount includes perquisites for Mr. Putney included club membership, monthly car allowance, Group Term Insurance Carve-Out Plan, Life Insurance, 401(k) Plan Contributions and dividends paid on unvested stock awards. No perquisite exceeded the greater of $25,000 or 10% of total compensation.

Outstanding Equity Awards at Fiscal Year-End. The following table reflects the number and terms of stock option awards and stock awards outstanding as of December 31, 2008 for the Named Executive Officers.

2008 Outstanding Equity Awards at Fiscal Year End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#)		Market Value of Shares or Units of Stock that Have not Vested ($)		Equity Incentive Plan awards: Number of Unearned Shares, Units or Other rights That have not Vested (#)	Equity Incentive Plan awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Donat A. Fournier	—	—	—	—		3,600	(1)	51,120	(2)	—	—
Michael O Gilles	—	—	—	—	—	2,700	(1)	38,340	(2)	—	—
John R. Putney	—	—	—	—	—	1,800	(1)	25,560	(2)	—	—

(1)

Shares that have not vested will vest beginning on the first anniversary date of the grant, and annually thereafter ending five years from the date of grant. Current annual vesting amounts are 800 shares per year for Mr. Fournier, 600 shares per year for Mr. Gilles and 400 shares per year for Mr. Putney. Unvested shares will also immediately vest upon a change in control, death or retirement.

(2)	The market value of unvested shares was determined based on the closing market price of the stock on December 31, 2008 of $14.20 per share.

Employment, Change in Control, Disability Agreements

Donat A. Fournier

The Company entered into an Employment Agreement with Donat A. Fournier in July 2002 (the “Fournier Employment Agreement”). The Fournier Employment Agreement provides for Mr. Fournier’s employment as President and Chief Executive Officer of the Company and the Bank. By its terms, the term of the Fournier Employment Agreement shall automatically be extended for one additional year, each year until age 66 or normal retirement age, whichever is earlier unless, not later than the preceding January 31 st, either party notifies the other by written notice of his or its intent not to extend the same. The Fournier Employment Agreement provides that Mr. Fournier is to receive a base annual salary in the amount of $200,000, which may be adjusted upward from time to time in the discretion of the Company; annual grants of 500 shares of Common Stock for five (5) years; club membership; five (5) weeks paid vacation; an automobile allowance; excess group life insurance; a supplemental employee retirement plan, which provides at normal retirement age (65 years), an annual amount of $100,000, to be paid monthly for a period of 20 years; and eligibility to participate in other benefit plans of the Bank. The Fournier Employment Agreement also provides that during its term and for one year afterward, Mr. Fournier may not compete with the Company and its subsidiaries within their market area.

The Company also entered into a Change in Control Agreement (the “Fournier Change in Control Agreement”) with Mr. Fournier in July 2002, which was amended January 9, 2007. The Fournier Change in Control Agreement provides that in the event of a change in control of the Company, if Mr. Fournier’s employment is terminated other than for cause as defined in the agreement, disability or retirement within two years after the change in control, then he shall be entitled to a lump sum payment from the Company approximately equal to three times his average annual compensation for the previous five years, less $100.00. The Fournier Change in Control Agreement additionally calls for the Company to pay, to the extent not paid by the Bank, an amount equal to Mr. Fournier’s full base salary at the rate then in effect during any period that he fails to perform his duties as a result of incapacity due to physical or mental illness until the date of termination. The Fournier Change in Control Agreement also provides for the reimbursement of Mr. Fournier’s legal fees, in the event of a dispute with regard to the Fournier Change in Control Agreement.

Other Named Executive Officers

The Company entered into an Employment Agreement with John R. Putney in October 2003 (the “Putney Employment Agreement”), which was amended January 10, 2007. The Putney Employment Agreement provides for Mr. Putney’s employment as Senior Vice President and Senior Loan Officer of the Bank. By its terms, the Putney Employment Agreement continued in effect through October 6, 2004, at which time the term of the Employment Agreement shall automatically be extended for one additional year, each year until age 66 or normal retirement age, whichever is earlier unless, not later than the preceding September 6th, either party notifies the other by written notice of his or its intent not to extend the same. The Putney Employment Agreement provides that Mr. Putney is to receive a base annual salary in the amount of $135,000, which may be adjusted upward from time to time in the discretion of the Company; five (5) weeks paid vacation; an automobile allowance; excess group life insurance; and eligibility to participate in other benefit plans of the Bank. The Putney Employment Agreement also provides that during its term and for one year afterward, Mr. Putney may not compete with the Company and its subsidiaries within their market area.

The Company also entered into a Change in Control Agreement with Mr. Putney in October 2003 (the “Putney Change in Control Agreement”), which was amended January 10, 2007. The Putney Change in Control Agreement provides that in the event of a change in control of the Company, if Mr. Putney’s employment is terminated other than for cause as defined in the Putney Change in Control Agreement, disability or retirement within two years after the change in control, then he shall be entitled to a lump sum payment from the Company approximately equal to two times his average annual compensation for the previous five years, less $100.00. The Putney Change in Control Agreement additionally calls for the Company to pay, to the extent not paid by the Bank, an amount equal to Mr. Putney’s full base salary at the rate then in effect during any period that he fails to perform his duties as a result of incapacity due to physical or mental illness until the date of termination. The Putney Change in Control Agreement also provides for the reimbursement of Mr. Putney’s legal fees, in the event of a dispute with regard to the Putney Change in Control Agreement.

The Company entered into an Employment Agreement with Michael O. Gilles in August 2005 (the “Gilles Employment Agreement”), which was amended January 9, 2007. The Gilles Employment Agreement provides for Mr. Gilles’ employment as Executive Vice President and Chief Financial Officer of the Bank. By its terms, the Gilles Employment Agreement continued in effect through August 28, 2006, at which time the term of the Employment Agreement shall automatically be extended for one additional year, each year until age 66 or normal retirement age, whichever is earlier unless, not later than the preceding July 28th, either party notifies the other by written notice of his or its intent not to extend the same. The Gilles Employment Agreement provides that Mr. Gilles is to receive a base annual salary in the amount of $162,500, which may be adjusted upward from time to time in the discretion of the Company; five (5) weeks paid vacation; an automobile allowance; excess group life insurance; and eligibility to participate in other benefit plans of the Bank. The Gilles Employment Agreement also provides that during its term and for one year afterward, Mr. Gilles may not compete with the Company and its subsidiaries within their market area.

The Company also entered into a Change in Control Agreement with Mr. Gilles in August 2005 (the “Gilles Change in Control Agreement”), which was amended January 9, 2007. The Gilles Change in Control Agreement provides that in the event of a change in control of the Company, if Mr. Gilles’ employment is terminated other than for cause as defined in the Gilles Change in Control Agreement, disability or retirement within two years after the change in control, then he shall be entitled to a lump sum payment from the Company approximately equal to two times his average annual compensation for the previous five years, less $100.00. The Gilles Change in Control Agreement additionally calls for the Company to pay, to the extent not paid by the Bank, an amount equal to Mr. Gilles’ full base salary at the rate then in effect during any period that he fails to perform his duties as a result of incapacity due to physical or mental illness until the date of termination. The Gilles Change in Control Agreement also provides for the reimbursement of Mr. Gilles’ legal fees, in the event of a dispute with regard to the Gilles Change in Control Agreement.

Director Compensation. The following table contains information concerning the total compensation earned by each individual, during the fiscal year ended December 31, 2008, who served as a Director since the last annual meeting other than Directors who are also Executive Officers and do not receive additional compensation for services as a Director.

2008 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Kevin M. Burke	21,800	2,633	—	—	—	169	24,602
John N. Fisher	35,875	2,633	—	—	—	169	38,677
Mark B. Glovsky	30,725	2,633	—	—	—	169	33,527
Alice B. Griffin	41,250	3,120	—	—	1,852	208	46,430
Suzanne S. Gruhl	34,625	2,633	—	—	—	169	37,427
Robert W. Luscinski	34,450	2,633	—	—	1,769	169	39,021
John J. Meany	29,900	—	—	—	—	81	32,614
Linda E. Saris(6)	16,617	—	—	—	—	—	16,617
Pamela C. Scott	33,600	2,633	—	—	—	169	36,402
Michael F. Tripoli	36,475	2,633	—	—	—	169	39,277
Carol A. Vallone	26,300	2,633	—	—	—	81	29,014

(1)

All Directors’ fees are paid in cash. Directors may choose to have all or some fees deferred and held in an uninsured deposit account with the Bank earning a market rate of interest. During 2008 no directors deferred fees.

(2)

Stock Awards represent the value of awards, determined using the closing market price on the date of issue, that were granted in 2008 and vest over a three year period. Shares issued were 135 shares each to Directors Burke, Fisher, Glovsky, Gruhl, Luscinski, Scott, Tripoli and Vallone, and 160 shares awarded to Director Griffin.

(3)

Option awards represent the value of stock options that were previously issued and vested and were exercised in 2008. The value is based on the difference between the option price and market price on the date of exercise. No shares were exercised in 2008. As of the date of this Proxy Statement, Directors had the following number of outstanding options to purchase shares of the Company’s common stock, vested and unvested: Fisher: 472; Glovsky: 315; Griffin: 315; and Luscinski: 512.

(4)	Represents interest earned for the year on the Director’s deferred fees.
(5)	Includes dividends paid on outstanding shares from Stock Awards that had not yet vested
(6)	Director Saris was elected by the Board of Directors on May 29, 2008.

The Company pays no separately allocated cash compensation to its Directors for their services as Directors. Each Director of the Company also serves as a Director of the Bank. Effective January 1, 2009 Directors of the Bank are paid an annual fee of $20,000. The Lead Director, currently Alice B. Griffin, is paid an annual fee of $22,400. Any Director serving on a committee is compensated at the rate of $450 per committee meeting; committee Chairs are compensated at $650 per committee meeting. Directors who are salaried employees of the Company do not receive any separate compensation for services as a Director of the Bank or Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The Company, through its wholly-owned subsidiary, the Bank, has had, currently has, and expects to continue to have in the future, banking (including loans and extensions of credit) transactions in the ordinary course of its business with its Directors, Executive Officers, members of their family, and their associates. Such banking transactions have been and are on substantially the same terms, including interest rates, collateral and repayment conditions, as those prevailing at the same time for comparable transactions with others and do not involve more than the normal risk of collectibility or present other unfavorable features.

As of December 31, 2008 and 2007, the Bank had outstanding $331,000 and $177,000, respectively, in loans to Directors, Executive Officers, members of their family and their associates, which represents 0.81% and 0.39%, respectively of capital. Federal banking laws and regulations limit the aggregate amount of indebtedness that banks may extend to bank insiders. Pursuant to such laws, the Bank may extend credit to Executive Officers, Directors, Principal Shareholders or any related interest if the amount of all outstanding extensions of credit to such individual does not exceed the Bank’s unimpaired capital and unimpaired surplus. As of December 31, 2008, the aggregate amount of extensions of credit to insiders was below this limit.

The Bank and the Company from time to time do business with Directors of the Bank and the Company. In 2008, the Bank did business with Fisher and George Electrical Co., Inc., of which Director Fisher is the sole shareholder. The work was related to general electrical work in the amount of $48,449. In 2008, the Bank did business with the law firm of Glovsky & Glovsky of which Director Glovsky is a partner, for legal work in the amount of $12,058. Such amounts do not exceed the amounts set forth in the NYSE Alternext Independent Standards, and the Board does not consider such transactions to interfere with the Directors’ independent judgment in carrying out their responsibilities as Directors.

The Company’s Code of Ethics and Conflicts of Interest Policy (the “Policy”) provides that Officers, Directors and employees and their related interests (“Insiders”) must fully disclose to the Board any personal interest they may have in matters affecting the Company or the Bank, and must ensure that any transactions are at arms length. The Policy further states that significant transactions will be reviewed by disinterested directors to ensure fair dealings. In addition, it is the Company’s policy that insiders only enter into transactions that are executed in accordance with the Company specific authorization or established formalized policies and procedures.

Mr. Fournier and Executive Vice President John Good are currently members of the board of directors of the YMCA of the North Shore of which Director John J. Meany is its Chief Executive Officer. During the period from March 2005 until March 2006, Mr. Good served as a member of the Executive Committee for the YMCA of the North Shore.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT: BENEFICIAL OWNERSHIP REPORTING

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and Regulations of the SEC, the Company’s Executive Officers and Directors must file reports of ownership and changes in ownership with the SEC. To the Company’s knowledge, based solely on review of the copies of such reports and amendments thereto furnished to the Company during its most recent fiscal year, no Executive Officers or Directors of the Company failed to file such reports on a timely basis.

INDEPENDENT ACCOUNTANTS

Shatswell, MacLeod & Company, P.C. served as the independent auditor for the Company for the fiscal year ended December 31, 2008. It is anticipated that representatives of the firm Shatswell, MacLeod & Company, P.C. will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Auditors for the fiscal year ended December 31, 2009 have not yet been selected by the Audit Committee. The Audit Committee is in the process of reviewing bids to perform audit services for the Company from various auditing firms.

Audit Fees

The aggregate fees billed by Shatswell, MacLeod & Company, P.C. for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2008 and reviews of the financial statements included in the Company’s Forms 10-Q during the years ended December 31, 2008 and December 31, 2007 were $93,131 and $91,951, respectively.

The nature of services consisted of the annual audit and certification of the financial statements of the Company and all subsidiaries.

Audit-Related Fees

There were no fees billed in each of the last two (2) fiscal years for assurance and related services by Shatswell, MacLeod & Company, P.C. that are reasonably related to performance of the audit or review of the Company’s financial statements that are not reported under “Audit Fees” above.

Tax Fees

The aggregate fees billed for professional services rendered by Shatswell, MacLeod & Company, P.C. for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2008 and December 31, 2007 were $8,631 and $7,345, respectively.

All Other Fees

The aggregate fees billed for services rendered by Shatswell, MacLeod & Company, P.C., other than the services reported above for the fiscal years ended December 31, 2008 and December 31, 2007 were $0 and $0, respectively.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditor, other than those listed under the de minimus exception. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to a particular service or category of services and is generally subject to a specific budget. The Audit Committee has not delegated pre-approval authority. The independent auditor and management are required to report to the full Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. None of the audit-related fees, tax fees or other fees paid in 2008 and 2007 were approved by the Audit Committee pursuant to § 17 CFR 210.2-01(c)(7)(i)(C) with respect to waivers of pre-approval requirements.

The Audit Committee has considered and determined that the provision of services rendered by Shatswell, MacLeod & Company, P.C. relating to matters 2 through 4 above is compatible with maintaining the independence of such accountants.

PROPOSAL THREE

APPROVAL OF AMENDMENT TO ARTICLES OF ORGANIZATION

The Board has unanimously voted to amend the Company’s Articles of Organization to eliminate preemptive rights. The full text of the proposed amendment to the Company’s Articles of Organization is set forth in Exhibit A to this Proxy Statement.

The Company’s Articles of Organization currently provides preemptive rights to holders of Common Stock whenever additional shares of Common Stock are to be issued except in the following circumstances:

(1) When the shares of Common Stock are being issued in consideration of services performed or to be performed.

(2) When the shares of Common Stock are being issued in consideration of the transfer of any property to the Company other than cash.

(3) When the shares of Common Stock are being issued to discharge an indebtedness of the Company.

(4) When the shares of Common Stock are being issued as dividends of the Company.

(5) When the shares of Common Stock are being issued in exchange for other stock or securities of the Company then outstanding.

(6) When the shares of Common Stock are being issued pursuant to any right or option created by the Company prior or subsequent to the granting of any preemptive right under the Articles of Organization.

(7) When the shares of Common Stock are being issued pursuant to an amendment to the Articles of Organization expanding the number of authorized shares.

(8) When the offering for sale is for the exercise, issuance, or granting of option to purchase shares of Common Stock to any director, officer or employee of the Company, which stock may be offered or sold in such amounts and upon such terms and conditions as the Board of Directors from time to time may determine.

The holders of the Common Stock are not entitled to preemptive rights with respect to the issuance of shares of preferred stock.

The Board believes that the proposed amendment to eliminate preemptive rights for holders of Common Stock will provide the Company with greater flexibility to meet future capital requirements and to respond to opportunities and market conditions. Common Stock would be available for issuance from time to time for any proper corporate purposes, including in connection with strategic alliances, joint ventures, or acquisitions without first offering it to existing holders of Common Stock.

The existence of preemptive rights adds delay, cost and potential uncertainty to the Company’s ability to raise capital or issue securities in connection with various corporate activities. As a result, it makes it more costly and difficult for the Company to engage in activities which involve the issuance of securities and places the Company at a competitive disadvantage in transactions which involve the issuance of securities, such as public and private offerings of securities. For example, the existence of preemptive rights added cost and delay to the Company’s public offering of Common Stock in 2006. In such offering to which preemptive rights applied, only approximately $4.4 million (including $900,000 by officers and directors and $1.3 million by one shareholder) of the $17.7 million in capital raised by the Company was the result of shareholders exercising preemptive rights. Each of these shareholders would have had the ability to purchase the Common Stock in the public offering if preemptive rights had not been available.

The Board of Directors unanimously proposes the elimination of preemptive rights in order to eliminate this competitive disadvantage and to place the Company on a competitive basis with other institutions that are not subject to preemptive rights, which is the predominate current corporate practice. Unless preemptive rights are eliminated, the Board is concerned that the Company will continue to be disadvantaged in efforts to publicly or privately raise capital or engage in activities which could involve the issuance of Common Stock, such as mergers or acquisitions of other corporations. The Board considered seeking shareholder approval of the elimination of preemptive rights only in the circumstances of the issuance of securities under the Capital Purchase Program which it then subsequently decided to not participate in the Program. However, the Company has concluded that it is in the best interests of the Company and its shareholders to seek the total elimination of preemptive rights for the reasons stated.

The Board does not have any plans calling for the issuance of shares of Common Stock at the present time.

Approval of the proposed amendment to the Company’s Articles of Organization requires the affirmative approval of at least two-thirds of the outstanding shares entitled to vote at the meeting.

The Board of Directors unanimously recommends a vote “FOR” the Proposal to amend the Company’s Articles of Organization to eliminate preemptive rights.

DISSENTERS’ RIGHTS

Under Massachusetts law, holders of the Common Stock of the Company have the right to dissent from the proposed amendment to the Articles of Organization and to receive payment in cash for the fair value of their shares of Common Stock of the Company. Fair value for these purposes means the value of the shares immediately before the effectiveness of the proposed amendment, excluding any appreciation or depreciation in anticipation of the proposed amendment unless such exclusion would be inequitable. Holders of the Common Stock electing to do so must comply with the provisions of Part 13 of the Massachusetts Business Corporation Act in order to perfect their dissenters’ rights. A copy of the applicable Massachusetts statute is attached as Exhibit B to this Proxy Statement.

Ensuring perfection of dissenters’ rights can be complicated. The procedural rules are specific and must be followed precisely. A shareholder who does not comply with these procedural rules may not be entitled to payment of the fair value of his or her shares under Part 13 of the Massachusetts Business Corporation Act.

The following is intended as a brief summary of the material provisions of the Massachusetts statutory procedures that a shareholder must follow in order to dissent from the proposed amendment and obtain payment of the fair value of his or her shares of the Common Stock. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Part 13 of the Massachusetts Business Corporation Act, the full text of which appears in Exhibit B of this Proxy Statement.

Under Section 13.20 of the Massachusetts Business Corporation Act, the notice of the Annual Meeting, at which the approval of the proposed amendment will be submitted to the Company’s shareholders, must state that shareholders are or may be entitled to assert dissenter’s rights under Part 13 of the Massachusetts Business Corporation Act and include a copy of Part 13 of the Massachusetts Business Corporation Act with the notice. The Company intends that this Proxy Statement constitutes this notice.

Shareholders who wish to exercise their dissenters’ rights must satisfy the provisions of Subdivision B of Part 13 of the Massachusetts Business Corporation Act. Subdivision B requires the following:

Shareholders wishing to dissent must deliver to the Company written notice of intent to demand payment—Shareholders who intend to demand payment of the fair value of their Common Stock must deliver, before the vote on the proposed amendment is taken at the Annual Meeting, a written notice of intent to demand payment for their shares if the proposed amendment is approved. This written notice of intent must be separate from the proxy card. A vote against the proposed amendment alone will not constitute a written notice of intent to demand payment.

Shareholders who elect to exercise dissenters’ rights should mail or deliver a written notice of intent to demand payment to: Beverly National Corporation, Attention: Paul Germano, Secretary, 240 Cabot Street Beverly, Massachusetts 01915.

It is important that the Company receive all written notices of intent before the vote concerning the proposed amendment is taken at the Annual Meeting. The written notice of intent should specify the shareholder’s name and mailing address, the number of shares of Common Stock owned, and that the shareholder intends to demand payment for such shareholder’s shares under Part 13 of the Massachusetts Business Corporation Act.

Shareholders wishing to dissent must NOT vote for approval of the proposed amendment—Shareholders who intend to demand payment of the fair value of their Common Stock must not vote for approval of the proposed amendment. If a shareholder votes, by proxy or in person, in favor of the proposed amendment, this will terminate his or her right to demand payment for his or her shares under Part 13 of the Massachusetts Business Corporation Act. A shareholder will also terminate his or her right to demand payment if he or she returns a signed proxy card and:

•	fails to vote against of the proposed amendment; or

•	fails to note that he or she is abstaining from voting.

If a shareholder does either of these two things, his or her dissenters’ rights will terminate even if he or she previously filed a written notice of intent to demand payment. However, if no proxy card is returned, a shareholder will not have terminated his or her right to demand payment.

Shareholders wishing to dissent must demand payment for their Common Stock and deposit certificates for certificated shares—If the proposed amendment is approved by the Company’s shareholders, the Company will be required to deliver a written dissenters’ notice to all shareholders who delivered a written notice of intent to demand payment for their shares of the Common Stock and who did not vote for the approval of the proposed amendment. The written dissenters’ notice must be sent by the Company no later than ten days after the approval of the amendment and must state where a demand for payment must be sent, where and when certificates for certificated shares must be deposited, and to what extent transfer of uncertificated shares will be restricted after the payment demand is received. The written dissenters’ notice must also supply a form for demanding payment, indicating the date of the first announcement to shareholders of the terms of the proposed amendment, which was April 10, 2009, and set a date by which the Company must receive the payment demand, which date must be no less than 30 and no more than 60 days after the date the written dissenters’ notice is delivered.

Dissenting shareholders must demand payment for their Common Stock using the form provided with the Company’s written dissenters’ notice, certifying whether or not they acquired beneficial ownership of their shares before April 10, 2009, and depositing certificates for certificated shares in accordance with the terms of the written dissenters’ notice. If dissenting shareholders do not demand payment or deposit their certificates for certificated shares as required by the written dissenters’ notice, they will not be entitled to payment for their shares under Part 13 of the Massachusetts Business Corporation Act.

If shareholders wishing to dissent fail to comply with any of these conditions and the amendment becomes effective, they will not be entitled to receive any payment for their shares.

If the amendment is approved, each holder of Common Stock who acquired those shares prior to April 10, 2009 and who has perfected dissenters’ rights in accordance with Part 13 of the Massachusetts Business Corporation Act will be paid for such shareholder’s shares of Common Stock the fair value in cash of those shares, as estimated by the Company, plus accrued interest from the date of effectiveness of the amendment until the date of the payment, at the average rate paid by the Company on its principal bank loans, or, if none, a rate that is fair and equitable under all the circumstances. The payment must be accompanied by the Company’s balance sheet, income statement, and statement of changes in shareholders’ equity as of and for the fiscal year ended not more than 16 months before the date of payment, and the latest available interim financial statements. The payment must also be accompanied by a statement of the Company’s estimate of the fair value of the shares and how such estimate was calculated, an explanation of how the interest was calculated and a statement of the dissenting shareholder’s right to demand payment if dissatisfied with the amount of the payment.

If the amendment is approved, the Company may elect to withhold payment from holders of the Common Stock who acquired those shares after April 10, 2009 and who perfected dissenters’ rights in accordance with Part 13 of the Massachusetts Business Corporation Act. If the Company elects to withhold payment, the Company will be required to estimate the fair value of the dissenting shareholders’ shares of Common Stock, plus accrued interest and to send an offer to pay this amount in full satisfaction of the shareholder’s demand, accompanied by a statement of the estimate and calculation of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenting shareholder’s right to demand payment if dissatisfied with the amount of the offer. Dissenting shareholders who agree to accept the offer of payment in full satisfaction of their demand will be sent that amount in payment by the Company.

If a dissenting shareholder believes that the amount paid or offered to be paid by the Company is less than the fair value of their shares or that the interest due is incorrectly calculated, the dissenting shareholder may, within 30 days of receipt of the payment or offer or payment, notify the Company in writing of their own estimate of the fair value of the their shares and amount of interest due and demand payment of their estimate of the fair value of their shares and interest due, less any payment received. If such a demand for payment is not settled within 60 days of the Corporation’s receipt thereof, the Company is required to petition the court to determine the fair value of the shares and accrued interest, or if such petition is not made, to pay the amount demanded to each dissenter whose demand remains unsettled.

If the Company petitions the court to determine the fair value of the shares and accrued interest, the court will assess costs of the proceeding, including reasonable compensation and expenses of appraisers appointed by the court, against the Company, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts in amounts the court finds equitable against the Company if the court finds that the Company did not substantially comply with the requirements of Part 13 of the Massachusetts Business Corporation Act, or against either the Company or the dissenters if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith. In addition, if the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the Company, the court may award reasonable fees to such counsel to be paid out of the amounts awarded to the dissenters who benefited.

If shareholders fail to comply strictly with the procedures described above they will lose their dissenters’ rights. Consequently, if shareholders wish to exercise their dissenters’ rights, they are strongly urged to consult a legal advisor before attempting to do so.

OTHER MATTERS

At the time of the preparation of this proxy material, the Board of Directors of the Company does not know of any other matter to be presented for action at the Annual Meeting. If any other matters should properly come before the meeting, proxy holders shall have discretionary authority to vote their shares according to their best judgment.

DEADLINE FOR SUBMITTING SHAREHOLDER PROPOSALS

Any proposal that a shareholder wishes to have included in the Company’s Proxy Statement and form of Proxy relating to the Company’s 2009 Annual Meeting of Shareholders under Rule 14a-8(e), Question #5 of the SEC must be received by the Company’s Secretary, Paul J. Germano, 240 Cabot Street, Beverly, MA 01915 by December 1, 2009. Nothing in this paragraph shall be deemed to require the Company to include in its Proxy Statement and form of Proxy for such meeting any shareholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposals shall be subject to the requirements of the proxy rules under the Exchange Act. The Company must receive written notice of any shareholder proposal to be acted upon at the next Annual Meeting, for which inclusion in the Company’s proxy materials is not sought, not less than 30 days nor more than 60 days prior to the 2009 Annual Meeting.

BYLAWS

In accordance with developments in the law regarding corporate governance and procedures, as well as emerging trends in corporate governance, the Board of Directors has made in the past few years various amendments to the Company’s Bylaws, including with respect to provisions regarding the Annual Meeting Date and Director qualifications and the Board’s committee structure. No Amendments were made in 2008. A copy of the Company’s Bylaws, as amended, may be obtained without charge by any shareholder upon written request to:

Paul J. Germano, Secretary

Beverly National Corporation

240 Cabot Street

Beverly, Massachusetts 01915

SHAREHOLDER INFORMATION

The Company’s Annual Report on Form 10-K for the year ended December 31, 2008 is filed with the SEC and may be obtained without charge by any shareholder upon written request to:

Michael O. Gilles, Chief Financial Officer

Beverly National Corporation

240 Cabot Street

Beverly, Massachusetts 01915

The Company’s Annual Report for the year 2008 accompanies this document and is not incorporated by reference.

By Order of the Board of Directors

Paul J. Germano, Secretary

Beverly, Massachusetts

April 23, 2009

EXHIBIT A

PROPOSED AMENDMENT TO

THE ARTICLES OF ORGANIZATION

OF

BEVERLY NATIONAL CORPORATION

Article 4, Section 2(a), “Stockholders Rights,” shall be amended in its entirety to read as follows:

Holders of any class of stock of the corporation shall have no preemptive right to subscribe for any shares of stock of the corporation.

A-1

EXHIBIT B

MASSACHUSETTS BUSINESS CORPORATION ACT

CHAPTER 156D

PART 13

SUBDIVISION A.

RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

Section 13.01. DEFINITIONS

In this PART the following words shall have the following meanings unless the context requires otherwise:

“Affiliate”, any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control of or with another person.

“Beneficial shareholder”, the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

“Corporation”, the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections 13.22 to 13.31, inclusive, includes the surviving entity in a merger.

“Fair value”, with respect to shares being appraised, the value of the shares immediately before the effective date of the corporate action to which the shareholder demanding appraisal objects, excluding any element of value arising from the expectation or accomplishment of the proposed corporate action unless exclusion would be inequitable.

“Interest”, interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

“Marketable securities”, securities held of record by, or by financial intermediaries or depositories on behalf of, at least 1,000 persons and which were

(a) listed on a national securities exchange,

(b) designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or

(c) listed on a regional securities exchange or traded in an interdealer quotation system or other trading system and had at least 250,000 outstanding shares, exclusive of shares held by officers, directors and affiliates, which have a market value of at least $5,000,000.

“Officer”, the chief executive officer, president, chief operating officer, chief financial officer, and any vice president in charge of a principal business unit or function of the issuer.

“Person”, any individual, corporation, partnership, unincorporated association or other entity.

“Record shareholder”, the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

“Shareholder”, the record shareholder or the beneficial shareholder.

Section 13.02. RIGHT TO APPRAISAL

(a) A shareholder is entitled to appraisal rights, and obtain payment of the fair value of his shares in the event of, any of the following corporate or other actions:

(1) consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by section 11.04 or the articles of organization or if the corporation is a subsidiary that is merged with its parent under section 11.05, unless, in either case, (A) all shareholders are to receive only cash for their shares in amounts equal to what they would receive upon a dissolution of the corporation or, in the case of shareholders already holding marketable securities in the merging corporation, only marketable securities of the surviving corporation and/or cash and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the merging or the surviving corporation or of any affiliate of the surviving corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

(2) consummation of a plan of share exchange in which his shares are included unless: (A) both his existing shares and the shares, obligations or other securities to be acquired are marketable securities; and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the share exchange other than in his capacity as (i) a shareholder of the corporation whose shares are to be exchanged, (ii) a director, officer, employee or consultant of either the corporation whose shares are to be exchanged or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation whose shares are to be exchanged in the aggregate;

(3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the sale or exchange is subject to section 12.02, or a sale or exchange of all, or substantially all, of the property of a corporation in dissolution, unless:

(i) his shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for his shares; or

(ii) the sale or exchange is pursuant to court order; or

(iii) in the case of a sale or exchange of all or substantially all the property of the corporation subject to section 12.02, approval of shareholders for the sale or exchange is conditioned upon the dissolution of the corporation and the distribution in cash or, if his shares are marketable securities, in marketable securities and/or cash, of substantially all of its net assets, in excess of a reasonable amount reserved to meet unknown claims under section 14.07, to the shareholders in accordance with their respective interests within one year after the sale or exchange and no director, officer or controlling shareholder has a direct or indirect material financial interest in the sale or exchange other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the corporation or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

(4) an amendment of the articles of organization that materially and adversely affects rights in respect of a shareholder's shares because it:

(i) creates, alters or abolishes the stated rights or preferences of the shares with respect to distributions or to dissolution, including making non-cumulative in whole or in part a dividend theretofore stated as cumulative;

(ii) creates, alters or abolishes a stated right in respect of conversion or redemption, including any provision relating to any sinking fund or purchase, of the shares;

(iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(iv) excludes or limits the right of the holder of the shares to vote on any matter, or to cumulate votes, except as such right may be limited by voting rights given to new shares then being authorized of an existing or new class; or

(v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 6.04;

(5) an amendment of the articles of organization or of the bylaws or the entering into by the corporation of any agreement to which the shareholder is not a party that adds restrictions on the transfer or registration or any outstanding shares held by the shareholder or amends any pre-existing restrictions on the transfer or registration of his shares in a manner which is materially adverse to the ability of the shareholder to transfer his shares;

(6) any corporate action taken pursuant to a shareholder vote to the extent the articles of organization, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to appraisal;

(7) consummation of a conversion of the corporation to nonprofit status pursuant to subdivision B of PART 9; or

(8) consummation of a conversion of the corporation into a form of other entity pursuant to subdivision D of PART 9.

(b) Except as otherwise provided in subsection (a) of section 13.03, in the event of corporate action specified in clauses (1), (2), (3), (7) or (8) of subsection (a), a shareholder may assert appraisal rights only if he seeks them with respect to all of his shares of whatever class or series.

(c) Except as otherwise provided in subsection (a) of section 13.03, in the event of an amendment to the articles of organization specified in clause (4) of subsection (a) or in the event of an amendment of the articles of organization or the bylaws or an agreement to which the shareholder is not a party specified in clause (5) of subsection (a), a shareholder may assert appraisal rights with respect to those shares adversely affected by the amendment or agreement only if he seeks them as to all of such shares and, in the case of an amendment to the articles of organization or the bylaws, has not voted any of his shares of any class or series in favor of the proposed amendment.

(d) The shareholder’s right to obtain payment of the fair value of his shares shall terminate upon the occurrence of any of the following events:

(i) the proposed action is abandoned or rescinded; or

(ii) a court having jurisdiction permanently enjoins or sets aside the action; or

(iii) the shareholder’s demand for payment is withdrawn with the written consent of the corporation.

(e) A shareholder entitled to appraisal rights under this chapter may not challenge the action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Section 13.03. ASSERTION OF RIGHTS BY NOMINEES AND BENEFICIAL OWNERS

(a) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(b) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(1) submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in subclause (ii) of clause (2) of subsection (b) of section 13.22; and

(2) does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

SUBDIVISION B.

PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS

Section 13.20. NOTICE OF APPRAISAL RIGHTS

(a) If proposed corporate action described in subsection (a) of section 13.02 is to be submitted to a vote at a shareholders’ meeting or through the solicitation of written consents, the meeting notice or solicitation of consents shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this chapter and refer to the necessity of the shareholder delivering, before the vote is taken, written notice of his intent to demand payment and to the requirement that he not vote his shares in favor of the proposed action. If the corporation concludes that appraisal rights are or may be available, a copy of this chapter shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(b) In a merger pursuant to section 11.05, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in section 13.22.

Section 13.21. NOTICE OF INTENT TO DEMAND PAYMENT

(a) If proposed corporate action requiring appraisal rights under section 13.02 is submitted to vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(1) shall deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

(2) shall not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment under this chapter.

Section 13.22. APPRAISAL NOTICE AND FORM

(a) If proposed corporate action requiring appraisal rights under subsection (a) of section 13.02 becomes effective, the corporation shall deliver a written appraisal notice and form required by clause (1) of subsection (b) to all shareholders who satisfied the requirements of section 13.21 or, if the action was taken by written consent, did not consent. In the case of a merger under section 11.05, the parent shall deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(b) The appraisal notice shall be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(1) supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify (A) whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date and (B) that the shareholder did not vote for the transaction;

(2) state:

(i) where the form shall be sent and where certificates for certificated shares shall be deposited and the date by which those certificates shall be deposited, which date may not be earlier than the date for receiving the required form under subclause (ii);

(ii) a date by which the corporation shall receive the form which date may not be fewer than 40 nor more than 60 days after the date the subsection (a) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

(iii) the corporation’s estimate of the fair value of the shares;

(iv) that, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in clause (ii) the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

(v) the date by which the notice to withdraw under section 13.23 shall be received, which date shall be within 20 days after the date specified in subclause (ii) of this subsection; and

(3) be accompanied by a copy of this chapter.

Section 13.23. PERFECTION OF RIGHTS; RIGHT TO WITHDRAW

(a) A shareholder who receives notice pursuant to section 13.22 and who wishes to exercise appraisal rights shall certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to clause (1) of subsection (b) of section 13.22. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section 13.25. In addition, a shareholder who wishes to exercise appraisal rights shall execute and return the form and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subclause (ii) of clause (2) of subsection (b) of section 13.22. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to said subsection (b).

(b) A shareholder who has complied with subsection (a) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subclause (v) of clause (2) of subsection (b) of section 13.22. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(c) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in subsection (b) of section 13.22, shall not be entitled to payment under this chapter.

Section 13.24. PAYMENT

(a) Except as provided in section 13.25, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, the corporation shall pay in cash to those shareholders who complied with subsection (a) of section 13.23 the amount the corporation estimates to be the fair value of their shares, plus interest.

(b) The payment to each shareholder pursuant to subsection (a) shall be accompanied by:

(1) financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2) a statement of the corporation’s estimate of the fair value of the shares, which estimate shall equal or exceed the corporation’s estimate given pursuant to subclause (iii) of clause (2) of subsection (b) of section 13.22; and

(3) a statement that shareholders described in subsection (a) have the right to demand further payment under section 13.26 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted the payment in full satisfaction of the corporation’s obligations under this chapter.

Section 13.25. AFTER-ACQUIRED SHARES

(a) A corporation may elect to withhold payment required by section 13.24 from any shareholder who did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to clause (1) of subsection (b) of section 13.22.

(b) If the corporation elected to withhold payment under subsection (a), it must, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, notify all shareholders who are described in subsection (a):

(1) of the information required by clause (1) of subsection (b) of section 13.24;

(2) of the corporation’s estimate of fair value pursuant to clause (2) of subsection (b) of said section 13.24;

(3) that they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 13.26;

(4) that those shareholders who wish to accept the offer shall so notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer; and

(5) that those shareholders who do not satisfy the requirements for demanding appraisal under section 13.26 shall be deemed to have accepted the corporation’s offer.

(c) Within 10 days after receiving the shareholder’s acceptance pursuant to subsection (b), the corporation shall pay in cash the amount it offered under clause (2) of subsection (b) to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

(d) Within 40 days after sending the notice described in subsection (b), the corporation must pay in cash the amount if offered to pay under clause (2) of subsection (b) to each shareholder deserved in clause (5) of subsection (b).

Section 13.26. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

(a) A shareholder paid pursuant to section 13.24 who is dissatisfied with the amount of the payment shall notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under section 13.24. A shareholder offered payment under section 13.25 who is dissatisfied with that offer shall reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

(b) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (a) within 30 days after receiving the corporation’s payment or offer of payment under section 13.24 or section 13.25, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

SUBDIVISION C.

JUDICIAL APPRAISAL OF SHARES

Section 13.30. COURT ACTION

(a) If a shareholder makes demand for payment under section 13.26 which remains unsettled, the corporation shall commence an equitable proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 13.26 plus interest.

(b) The corporation shall commence the proceeding in the appropriate court of the county where the corporation’s principal office, or, if none, its registered office, in the commonwealth is located. If the corporation is a foreign corporation without a registered office in the commonwealth, it shall commence the proceeding in the county in the commonwealth where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(c) The corporation shall make all shareholders, whether or not residents of the commonwealth, whose demands remain unsettled parties to the proceeding as an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law or otherwise as ordered by the court.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint 1 or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.

(e) Each shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares or (ii) for the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section 13.25.

Section 13.31. COURT COSTS AND COUNSEL FEES

(a) The court in an appraisal proceeding commenced under section 13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess cost against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(b) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1) against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of sections 13.20, 13.22, 13.24 or 13.25; or

(2) against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(d) To the extent the corporation fails to make a required payment pursuant to sections 13.24, 13.25, or 13.26, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

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☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY BEVERLY NATIONAL CORPORATION

APPOINTMENT OF PROXY

SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

MAY 28, 2009

The undersigned hereby appoints David Ray and Kevin Dalton (the “Proxies”), or any of them, proxies, with full power of substitution, to vote all outstanding shares of the common stock of Beverly National Corporation (the “Company”), at the 2009 Annual Meeting of Shareholders which will be held on Thursday, May 28, 2009, at the Danvers office of Beverly National Bank, 107 High Street, Danvers, Massachusetts at 9:00 a.m., local time, together with any adjournments and postponements thereof:

Please be sure to date and sign	Date
this proxy card in the box below.

Sign above

		For	Against	Abstain
1.	To fix the number of directors who shall constitute the full Board of Directors at twelve.	☐	☐	☐

2.	To elect four Directors of the Company for a three-year term, who along with the eight directors whose terms will not expire at the Annual Meeting shall constitute the Board of Directors of the Company.	For	With- hold	For All Except
		☐	☐	☐

NOMINEES: John N. Fisher, Alice B. Griffin, Robert W. Luscinski, Pamela C. Scott
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
3.	To approve amendment to the Company’s Articles of Organization to eliminate preemptive rights.	☐	☐	☐
4.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” TO FIX THE NUMBER OF DIRECTORS, “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 2 ABOVE AND “FOR” PROPOSAL 3. IF, AT OR BEFORE THE TIME OF THE MEETING, THE NOMINEE LISTED IN PROPOSAL 2 FOR ANY REASON HAS BECOME UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE AS DIRECTOR, THE PROXIES HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE CORPORATION AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

x	y

Ã	Detach above card, sign, date and mail in postage paid envelope provided.	Ã

BEVERLY NATIONAL CORPORATION

Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.